Exhibit 10.27(a)

AMENDMENT TO LOAN DOCUMENTS

This AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of the 31st day of March, 2009, by and among FIRSTGOLD CORP., a Delaware corporation (the “Borrower”), PLATINUM LONG TERM GROWTH, LLC, a Delaware limited liability company (“Platinum”) and Lakewood Group LLC, a Delaware limited liability company (“Lakewood” and, together with Platinum, the “Lenders”).

WHEREAS, the Lenders and the Borrower previously entered into a Note and Warrant Purchase Agreement, dated as of August 7, 2008 (as previously amended or otherwise modified, the “Purchase Agreement”), which provided for, among other things, the issuance of certain senior secured promissory notes (the “Notes”) to the Lenders and the extension of credit by the Lenders (the “Loans”) as set forth therein;

WHEREAS, pursuant to the Purchase Agreement, the Borrower issued to Platinum Notes in the aggregate principal amount of $9,600,000, consisting of the $5,394,100 Senior Secured Promissory Note, dated as of August 7, 2008 (the “Initial Platinum Note”), the $378,378.37 Senior Secured Promissory Note, dated as of August 27, 2008 (the “August Platinum Note”), the $1,081,081.08 Senior Secured Promissory Note, dated as of September 10, 2008 (the “September 10 Platinum Note”) and the $2,746,440.54 Senior Secured Promissory Note, dated as of September 29, 2008 (the “September 29 Platinum Note” and, together with the Initial Platinum Note, the August Platinum Note and the September 10 Platinum Note, the “Platinum Notes”);

WHEREAS, pursuant to the Purchase Agreement, the Borrower issued to Lakewood Notes in the aggregate principal amount of $2,400,000, consisting of the $1,348,525 Senior Secured Promissory Note, dated as of August 7, 2008 (the “Initial Lakewood Note”), the $94,594.60 Senior Secured Promissory Note, dated as of August 27, 2008 (the “August Lakewood Note”), the $270,270.27 Senior Secured Promissory Note, dated as of September 10, 2008 (the “September 10 Lakewood Note”) and the $686,610.14 Senior Secured Promissory Note, dated as of September 29, 2008 (the “September 29 Lakewood Note” and, together with the Initial Lakewood Note, the August Lakewood Note and the September 10 Lakewood Note, the “Lakewood Notes”);

WHEREAS,  the Borrower and the Guarantor have granted to the Lenders a first priority security interest in substantially all of their respective assets pursuant to the Security Agreements;

WHEREAS,  the Borrower’s obligations are secured by the land and premises encumbered by the Mortgages, which Mortgages have been duly recorded in the land records set forth on Schedule 4.2(j) to the Purchase Agreement and constitute a first lien on the property described  therein;

WHEREAS, the Borrower has not met certain covenants under the Purchase Agreement and the Notes;

WHEREAS, it is in the interest of the Borrower that a portion of the outstanding amounts under the Initial Platinum Note and the Initial Lakewood Notes become convertible into Common Stock; and

WHEREAS, the Lenders have agreed to the amendment and restatement of the Initial Platinum Note and the Initial Lakewood Note to provided for the convertible of a portion thereof.

NOW, THEREFORE, in consideration of the foregoing and for the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION ONE
DEFINITIONS; REPRESENTATIONS

Section 1.1    Terms Defined.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Purchase Agreement.

Section 1.2            Representations and Warranties of Borrower.  The Borrower represents, warrants and covenants to the Lenders as follows:

(a)           Except as otherwise set forth herein or in the Schedules and Exhibits hereto, the representations and warranties of the Borrower made in the Transaction Documents remain true, complete and accurate in all material respects, and the covenants of the Borrower are hereby reaffirmed, as of the date hereof.  The aggregate amount of principal and interest of all outstanding, as of the date hereof, Notes are detailed on Exhibit 1.2A hereto.

(b)           Except for the failure to make principal payments pursuant to Section 1.3(b) of the Notes and interest payments pursuant to Section 1.2 of the Notes (the “Existing Defaults”), the Borrower has performed, in all material respects, all obligations to be performed by it to date under the Transaction Documents and no Event of Default (other than the Existing Defaults) exists thereunder or an event that with the passage of time or giving of notice or both, would constitute an Event of Default.  As of the date hereof, the Borrower acknowledges that it has failed to make an aggregate of $1,600,000 of principal payments pursuant to Section 1.3(b) of the Notes.  The Borrower further acknowledges that it has failed to make interest payments pursuant to Section 1.2 of the Notes and that, as of the date hereof, an aggregate of $762,960.35 of interest has accrued and not been paid under the Notes.  The Borrower acknowledges and agrees that amounts outstanding under the Notes shall continue to bear interest at the default rate set forth therein, and that the LENDERS DO NOT, IN ANY MANNER, WAIVE ANY OF THE DEFAULTS IDENTIFIED HEREIN AND RETAIN ALL RIGHTS AND REMEDIES IN RESPECT THEREOF, as is set forth in the Notices of Default and Forbearance delivered on the date hereof to the Borrower by each of the Lenders.

(c)           The Borrower is a corporation duly organized, qualified, and existing in good standing under the laws of the State of Delaware and has full power and authority to consummate the transactions contemplated hereby.  The Borrower is duly qualified to do business in all states and other jurisdictions in which the character of the property owned by it or the nature of its activities causes such qualification to be necessary, except where the failure to be so qualified could not result in a Material Adverse Effect.

(d)           The execution, delivery and performance of this Amendment, the Amended and Restated Platinum Note (as defined below) and the Amended and Restated Lakewood Note (as defined below) (together, the “Amendment Documents”) has been duly authorized by all necessary corporate actions of Borrower, are within the corporate power of Borrower and are not in contravention of law, the Borrower’s Articles of Incorporation, By-laws or the terms of any other documents, agreements or undertakings to which the Borrower is a party or by which the Borrower is bound.  Except for the approval of the Toronto Stock Exchange, which has been received, no approval of any person, corporation, governmental body or other entity is a prerequisite to the execution, delivery and performance by the Borrower of this Amendment or the other Amendment Documents to ensure the validity or enforceability hereof or the continued first priority lien of the Lenders in the collateral securing the Loans, including any deeds of trusts.

(e)           The Amendment Documents will each constitute the legally binding obligation of Borrower, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now existing or hereafter enacted relating to or affecting the enforcement of creditors’ rights generally, and as enforceability may be subject to limitations based on general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

(f)           None of (i) the Amendment Documents, (ii) the Transaction Documents, and (iii) any financial statements or other materials and related information delivered in connection herewith or therewith contained (in each case, as of its date) any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, under the circumstances which they were made, not misleading.  There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect.

(g)           The Borrower has authorized and has initially reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock at least equal to 120% of the aggregate number of shares of Common Stock needed to effect the conversion of the Amended Platinum Note and the Amended Lakewood Note in full.  Any shares of Common Stock issuable upon conversion of the Amended Platinum Note and the Amended Lakewood Note (and such shares when issued) are herein referred to as the “Conversion Shares”.

(h)           Upon issuance, the Amended Platinum Note and the Amended Lakewood Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.  When the Conversion Shares are issued and paid for in accordance with the terms of the Amended Platinum Note and the Amended Lakewood Note, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.  The Company understands and acknowledges that its obligation to issue the Conversion Shares upon the conversion of the Amended Platinum Note and the Amended Lakewood Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(i)           Upon the issuance thereof and assuming the Lenders remain unaffiliated with the Borrower, the Conversion Shares are and shall be freely salable by the Lenders without volume limitations or other manner of sale requirements, under Rule 144; provided, that, until August 7, 2009, the current public information requirements of Rule 144(c) shall apply.

SECTION TWO
AMENDMENTS

The Lenders and the Borrower have agreed to amend certain provisions of the Transaction Documents as set forth herein.

Section 2.1    Amendment to Initial Platinum Note.  The Initial Platinum Note shall be amended and restated in the form attached hereto as Exhibit 2.1.

Section 2.2            Amendment to Initial Lakewood Note.  The Initial Lakewood Note shall be amended and restated in the form attached hereto as Exhibit 2.2.

Section 2.2            Amendment to Definition of Securities.  References to “Securities” under the Purchase Agreement shall be deemed to refer to the Notes, the Warrants, the Conversion Shares and the Warrant Shares, collectively.

Section 2.3            Amendment to Section 3.2 of Purchase Agreement. Section 3.2 of the Purchase Agreement is hereby amended to read in its entirety as follows:

The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act and any applicable Canadian securities laws, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act.  The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board, the Toronto Stock Exchange, the New York Stock Exchange, the Nasdaq Capital Markets, the Nasdaq Global Markets, the Nasdaq Global Select Market or the American Stock Exchange.  If required, the Company will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of the Warrant Shares and the Conversion Shares.   Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Lenders may reasonably request, all to the extent required from time to time to enable the Lenders to sell the Warrant Shares and the Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.  Upon the request of either Lender, the Company shall deliver to the Lenders a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 2.4    Amendment to Section 3.14 of the Purchase Agreement.  Section 3.14 of the Purchase Agreement is hereby amended to read in its entirety as follows:

So long as the Warrants remains outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.  So long as the Notes remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, 120% of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

Section 2.5            Amendment to Section 3.27 of the Purchase Agreement.  Section 3.27 of the Purchase Agreement is hereby amended to read in its entirety as follows:

For so long as either Lender owns any Notes or other Securities, the Company will provide, at the Company’s expense, such legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon exercise of the Warrants or conversion of the Notes pursuant to an effective registration statement, Rule 144 or an exemption from registration.  In the event that Common Stock is sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if more than one year has elapsed from the Closing Date, or to permit sale of the shares if pursuant to the other provisions of Rule 144).

Section 2.6            Amendment to Section 3.29 of the Purchase Agreement.  Section 3.29 of the Purchase Agreement is hereby amended to read in its entirety as follows:

If the Company shall determine to prepare and file with the Commission a registration statement (a “Registration Statement”) relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Lenders a written notice of such determination and, if within ten days after the date of such notice, either Lender shall so request in writing, the Company shall include in such Registration Statement all or any part of the Warrant Shares and/or Conversion Shares as either Lender requests to be registered so long as such Warrant Shares and/or Conversion Shares are proposed to be disposed in the same manner as those set forth in the Registration Statement.

The Company shall use its best efforts to cause any Registration Statement to be declared effective by the Commission as promptly as is possible following it being filed with the Commission and to remain effective until all Warrant Shares or Conversion Shares subject thereto have been sold or may be sold without limitations as to volume or the availability of current public information under Rule 144.  All fees and expenses incident to the performance of or compliance with this Section 3.29 by the Company shall be borne by the Company whether or not any Warrant Shares or Conversion Shares are sold pursuant to the Registration Statement.  The Company shall indemnify and hold harmless each Lender, the officers, directors, members, partners, agents, brokers, investment advisors and employees of each of them, each person who controls each Lender (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included therein or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 3.29, except to the extent, but only to the extent, that such untrue statements or omissions referred to in (1) above are based solely upon information regarding such Lender furnished in writing to the Company by such Lender expressly for use therein.

Section 2.7    Amendment to Section 5.1 of the Purchase Agreement.  Section 5.1 of the Purchase Agreement is hereby amended to read in its entirety as follows:

Each certificate representing the Warrants, the Warrant Shares and the Conversion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FIRSTGOLD CORP. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to issue or reissue certificates representing any of the Warrant Shares or Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of the Warrant Shares, the holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request, and (x) such Warrant Shares or Conversion Shares have been registered for sale under the Securities Act and the holder is selling such shares and is complying with its prospectus delivery requirement under the Securities Act, (y) the holder is selling such Warrant Shares or Conversion Shares in compliance with the provisions of Rule 144 or other exemption from registration or (z) the provisions of paragraph (b)(1)(i) of Rule 144 apply to such shares.

Section 2.8    Definition of Notes.   Without limiting the generality of any other provision hereof, the Borrower, and the Guarantor, by its execution hereof, agrees that all references to “Notes” in the transaction documents shall include the Initial Platinum Note and the Initial Lakewood Note as amended by the Amended Platinum Note and the Amended Lakewood Note.

Section 2.9            Consultant Fees.   The Borrower agrees to reimburse a total of $7,500 paid by the Lenders in connection with the Lenders’ diligence reviews of the Loans.  Such amount shall be deemed added to the amounts outstanding under the September 29 Platinum Note and the September 29 Lakewood Note, with the allocation based on the Lenders’ Pro Rata Share.

Section 2.10          8-K.  The Borrower shall file a Current Report on Form 8-K disclosing the transactions contemplated by this Amendment, the Amendment Documents and the Forbearance Agreements among the parties within one business day of the date hereof.

SECTION THREE
CLOSING CONDITIONS

Section 3.1    Closing Conditions.  The obligations of the Lenders hereunder, and the effectiveness of the modifications contained herein, are subject to fulfillment of the following conditions precedent:

(a)           Amendment Documents.  The Borrower shall execute and deliver to the Lenders this Amendment and all other Amendment Documents, and the Guarantor shall have confirmed its Guaranty in favor of the Lenders.

(b)           Opinion Matters.  The Borrower shall have provided an opinion of counsel, in form and substance satisfactory to the Lenders, as to the Borrower’s authorization of the execution, delivery and validity of the Amendment Documents and related matters, and the availability of Rule 144 for immediate re-sales of the Conversion Shares.  The Borrower shall have provided an opinion, in form and substance satisfactory to the Lenders, as to the continuation of the Lenders’ first priority lien pursuant to the Mortgage and confirmation that the Mortgage continues to secure the indebtedness evidenced by the Notes as amended hereby.

(c)           Closing Expenses.  The Borrower shall pay all closing expenses, including reasonable attorneys’ fees, filing fees and recording fees, reasonably incurred by the Lenders in connection with this Amendment and the other Amendment Documents (which legal fees and expenses shall not exceed $25,000 in the aggregate).  Such fees shall be deemed added to the amounts outstanding under the September 29 Platinum Note and the September 29 Lakewood Note, with the allocation based on the Lenders’ Pro Rata Share.

(d)           Evidence of Corporate Approvals.  The Borrower shall have provided the Lenders with evidence of the receipt of all necessary corporate and regulatory approvals (including the approval of the Toronto Stock Exchange).  The Borrower shall have executed amendments to the Mortgage in form and substance satisfactory to the Lenders.

Section 3.2    Effective Date.  This Amendment shall become effective as of the date first above written upon receipt by the Lenders of copies hereof duly executed by the Borrower and the Guarantor, and evidence satisfactory to the Lenders that all closing conditions have been satisfied (the “Effective Date”).

Section 3.3            Releases and Waivers.  The Borrower hereby knowingly and voluntarily forever releases, acquits and discharges the Lenders from and of any and all claims that the Lenders, their affiliates or their agents are in any way responsible for the past or current condition or deterioration of the business operations and/or financial condition of the Borrower, and from and of any and all claims that the Lenders breached any agreement to loan money or make other financial accommodations available to the Borrower or to fund any operations of the Borrower at any time. The Borrower also hereby knowingly and voluntarily forever releases, acquits and discharges the Lenders from and of any and all other claims, damages, losses, actions, counterclaims, suits, judgments, obligations, liabilities, defenses, affirmative defenses, setoffs, and demands of any kind or nature whatsoever, in law or in equity, whether presently known or unknown, which the Borrower may have had, now have, or which it can, shall or may have for, upon, or by reason of any matter, course or thing whatsoever relating to, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, or otherwise related or connected to or with any or all of the obligations, this agreement, any or all of the loan documents, and/or any direct or indirect action or omission of the Lenders.  The Borrower further agrees that from and after the date hereof, it will not assert to any person or entity that any deterioration of the business operations or financial condition of the Borrower was caused by any breach or wrongful act of the Lenders which occurred prior to the date hereof.  Borrower acknowledges and agrees that the Lenders have no further obligation to extend credit pursuant to the Purchase Agreement.

SECTION FOUR
MISCELLANEOUS

Section 4.1    Transaction Documents.  The Borrower shall deliver this Amendment, and all other Amendment Documents to the Lenders, and these documents shall be included in the term “Transaction Documents” in the Purchase Agreement and the Notes.  For avoidance of doubt, a breach of the terms hereof shall be deemed an Event of Default under each of the Notes.

Section 4.2            Future References.  All references to the Purchase Agreement shall hereinafter refer to such agreement as amended hereby.  All references to the Notes shall hereinafter refer to such instruments as amended hereby.

Section 4.3            Continuing Effect.  The provisions of the Transaction Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The collateral granted to the Lenders under the Transaction Documents, including without limitation, all collateral under the Security Agreements and all collateral mortgaged to, or for the benefit of, the Lenders under the Mortgage, shall continue to secure the Loans as set forth in the Transaction Documents, as amended hereby.  The Lenders do not in any way waive the Borrowers’ obligations to comply with any of the provisions, covenants and terms of the Purchase Agreement and the other Transaction Documents, nor do the Lenders waive any other right the Lenders may have at law or in equity.  For the avoidance of doubt, the Borrower hereby confirms and agrees that the Existing Defaults, and the Lenders’ remedies in respect thereof, are not in any manner whatsoever waived by this Amendment or the Amended Platinum Note or the Amended Lakewood Note.  The Lenders’ interest in the collateral pledged by the Borrower and the Guarantor to secure the Loans retains its original priority, unimpaired by this Amendment.

Section 4.4            Expenses.  The Borrower agrees, regardless of whether or not the transactions contemplated hereby shall be consummated, to pay all expenses incurred by the Lenders incident to such transactions in the preparation of documentation relating thereto, including all fees and disbursements of the counsel to the Lenders, for services to the Lenders.

Section 4.5             General.  Borrower shall execute and deliver such additional documents and do such other acts as the Lenders may reasonably require to implement the intent of this Amendment fully.  This Amendment may be executed in several counterparts by the Borrower and the Lenders, each of which shall be deemed an original but all of which together shall constitute one and the same Amendment.   This Amendment shall be governed by the laws of the State of New York without reference to the conflict of law provisions thereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Purchase Agreement to be executed as of the date first above written.

FIRSTGOLD CORP.

By:	/s/ Stephen Akerfeldt
Name:	Stephen Akerfeldt
Title:	CEO

PLATINUM LONG TERM GROWTH, LLC

By:	/s/ Mark Nordlicht
Name:	Mark Nordlicht
Title:	General Manager

LAKEWOOD GROUP LLC

By:	/s/ Mark Mueller
Name:	Mark Mueller
Title:	Manager

Omnirock, Inc., as Guarantor pursuant the Guaranty (the “Guaranty”), dated August 7, 2008, delivered to the Lenders, hereby acknowledges and agrees to the execution and delivery of this Amendment and consents to the modifications to the Purchase Agreement and the Notes contained herein and in the Amended Platinum Note and the Amended Lakewood Note.  The undersigned hereby acknowledges that amounts advanced under the Transaction Documents to date and in the future, including but not limited to, amounts advanced under the Purchase Agreement, as amended hereby, shall be guaranteed Obligations under and as defined in the Guaranty.  The undersigned further confirms that nothing in the Guaranty or this Amendment shall require or suggest that the consent or confirmation by the undersigned of its obligations under the Guaranty is required in connection with this Amendment or any other amendment or modification of any of the Transaction Documents as a condition to the continued effectiveness of the Guaranties.

OMNIROCK, INC.

By:    /s/ Stephen Akerfeldt
Name:  Stephen Akerfeldt
Title:       CEO

EXHIBITS/ATTACHMENTS

Exhibit 1.2A

Platinum Notes:

Initial Platinum Note:		Principal of $5,394,100
Accrued Interest of $354,811.93

August Platinum Note:		Principal of $378,378.37
Accrued Interest of $24,048.05

September 10 Platinum Note:		Principal of $1,081,081.08
Accrued Interest of $67,027.03

September 29 Platinum Note:		Principal of $2,772,440.54 [1]
Accrued Interest of $164,481.27

	Total:	Principal: $9,625,999.99
Interest: $610,368.28

Lakewood Notes:

Initial Lakewood Note:		Principal of $1,348,525.00
Accrued Interest of $88,702.98

August Lakewood Note:		Principal of $94,594.60
Accrued Interest of $6,012.01

September 10 Lakewood Note:		Principal of $270,270.27
Accrued Interest of $16,756.76

September 29 Lakewood Note:		Principal of $693,110.14 [1]
Accrued Interest of $41,120.32

	Total:	Principal: $2,406,500.01
Interest: $152,592.07

__________________
1           Including the increase in principal amount pursuant to Sections 2.9 and 3.1(c) hereof.